THE MAINSTAY FUNDS
811-04550
FORM N-SAR
PERIOD ENDING 04/30/04

ITEM 77.I TERMS OF NEW OR AMENDED SECURITIES:

1. The MainStay Funds (the "Trust") first offered Class I shares on January 1, 2004 for the following fund:

     -    Capital Appreciation Fund
     -    Mid Cap Value Fund
     -    Value Fund
     -    Diversified Income Fund
     -    Government Fund
     -    High Yield Corporate Bond Fund
     -    Total Return Fund
     -    International Equity Fund

The following disclosure is from the prospectus dated March 1, 2004 under "Shareholder Guide":

CLASS I CONSIDERATIONS
You pay no initial sales charge or CDSC on an investment in Class I shares.
     o    You do not pay any ongoing service or distribution fees.
     o    You may buy Class I shares if you are an:
          - INSTITUTIONAL INVESTOR
               - certain employer-sponsored, association or other group retirement plans or employee benefit trusts with a service arrangement through NYLIM Retirement Plan Services or NYLIFE Distributors LLC;
               - certain financial institutions, endowments, foundations or corporations with a service arrangement through NYLIFE Distributors LLC or its affiliates; or
               - purchases through a program sponsored by a financial imtermediary firm (such as a broker-dealer, investment adviser or financial institution) with a contractual arrangement with NYLIFE Distributors LLC.
          - INDIVIDUAL INVESTOR--who is initially investing at least $5 million in any single MainStay Fund.
          - EXISTING CLASS I SHAREHOLDER--who owned shares of the Lo-Load Class of any Eclipse Fund as of December 31, 2003. which class was renamed MainStay Class I on January 1, 2004.


Additional details about this share class may be found in the Trust's registration statement.


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2. The MainStay Funds also offered Classes R1 and R2 shares on January 1, 2004 for the following funds:

     -    MAP Fund
     -    Mid Cap Value Fund
     -    Value Fund
     -    International Equity Fund

The following disclosure is from the prospectus dated March 1, 2004 under "Shareholder Guide:"

CLASS R1 AND R2 CONSIDERATIONS

You pay no initial sales charge or CDSC on an investment in Class R1 or Class R2 shares.

     o You pay ongoing shareholder service fees for Class R1 or Class R2 shares. You also pay ongoing service and/or distribution fees for Class R2 shares.
     o Class R1 or Class R2 shares are available in certain individual retirement accounts and in certain retirement plans that have a service arrangement with NYLIM Retirement Plan Services or NYLIFE Distributors LLC, including:
          -    Section 401(a) and 457 plans,
          -    Certain section 403(b)(7) plans,
          - 401(k), profit sharing, money purchase pension and defined benefit plans, and
          -    Non-qualified deferred compensation plans.

Additional details about these share classes may be found in the Trust's registration statement.